Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF AUGUST 31, 2015

(in thousands, except share data)

ASSETS

Investments held in trust, at fair value:
Fixed-maturity securities	$33,113
Cash equivalents held in trust	4,153

Total investments held in trust	37,266

Cash and cash equivalents	6,219
Fixed-maturity securities, at fair value	7,069
Accrued investment income	356
Prepaid expenses	13
Premiums receivable	466

Total assets	$51,389

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Losses and loss adjustment expenses	$4,823
Losses payable	295
Unearned premiums	896
Accrued ceding commission expense	38
Other liabilities	147

Total liabilities	6,199

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(24,690)

Total stockholder’s equity	45,190

Total liabilities and stockholder’s equity	$51,389

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED AUGUST 31, 2015

(in thousands)

Revenues:
Premiums earned	$452
Net investment income	(12)

Total revenues	440

Expenses:
Underwriting expenses	117
General and administrative expenses	149

Total expenses	266

(Loss) income before federal income taxes	174

Federal income tax benefit	—

Net income (loss)	$174